Exhibit 99.1

Embrace Change Acquisition Corp. Prices $65 Million Initial Public Offering

San Diego, CA – August 9, 2022 – Embrace Change Acquisition Corp., a blank check company newly incorporated as a Cayman Islands exempted company (the “Company”), today announced the pricing of its initial public offering (the “IPO”) of 6,500,000 units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share, one redeemable warrant and one right. Each redeemable warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share. Each right entitles the holder thereof to acquire one-eighth of an ordinary share.

The units are expected to trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “EMCGU” beginning August 10, 2022. The Company expects the IPO to close on August 12, 2022, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights are expected to be traded on Nasdaq under the symbols “EMCG,” “EMCGW” and “EMCGR,” respectively.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), is acting as the sole book-running manager for the IPO. US Tiger Securities, Inc. is acting as the co-manager for the IPO. The Company has granted the underwriters a 45-day option to purchase up to 975,000 additional units at the IPO price to cover over-allotments, if any.

Two registration statements on Form S-1 (File Nos. 333-258221 and 333-265184) relating to the securities sold in the IPO were declared effective by the U.S. Securities and Exchange Commission on May 16, 2022 and August 9, 2022, respectively. The IPO is being made only by means of a prospectus. When available, copies of the prospectus related to this IPO may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Embrace Change Acquisition Corp.

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular business, industry, sector or geographical region, although the Company will not consider or undertake a business combination with an entity or business based in, or with its principal or a majority of its business operations (either directly or through any subsidiaries) in, the People’s Republic of China (including Hong Kong and Macau), and, for the avoidance of doubt, it will not enter into an agreement for, or consummate its initial business combination with, such an entity or business, or consummate its initial business combination in circumstances where it is the counterparty to a VIE or other arrangement with a China-based entity. The Company is led by Yoann Delwarde, the Company’s Chairman of the Board and Chief Executive Officer, and Zheng Yuan, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

For investors:

Yoann Delwarde

Chairman of the Board and Chief Executive Officer

Embrace Change Acquisition Corp.

5186 Carroll Canyon Rd

San Diego, CA 92121

Email: yoann@embracechange.top

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